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EXHIBIT 5.1 LEGAL OPINION OF THOMAS A. BRAUN, ATTORNEY

                            THOMAS A. BRAUN LAW CORP.
           837 WEST HASTINGS STREET, SUITE 309, VANCOUVER, BC V6C 3N6
                TELEPHONE (604) 605-0507 FACSIMILE (604) 605-0508

                                                                October 23, 2002


Board of Directors
MIV Therapeautics, Inc.
1-8765 Ash Street
Vancouver, B.C.  V6P 6T3

Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with MIV Therapeutics Inc's (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 565,647 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to certain consulting agreements and fee agreements (the "Agreements").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Agreements and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

                                                               Very truly yours,



                                                             /s/Thomas A. Braun
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                                                                Thomas A. Braun